Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated June 19, 2009 on the financial statements of Offshore Petroleum Corp. (an Exploration Stage Company) included in the Registration Statement on Form S-1 being filed by the Company for the fiscal years ended December 31, 2008 and 2007 and for the cumulative period ended December 31, 2008.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
January 25, 2010	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663